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                           EXHIBIT 2: PREFERRED STOCK
                                     (77 I)

On March 16, 2001, the Fund issued 3,000 shares each of Series W Auction Rate Cumulative " Preferred Shares" with $.01 par value, $25,000 liquidation preference, for a total issuance of $75,000,000. All such Preferred Shares were outstanding as of October 31, 2001.

The registration statement for the above mentioned securities was filed with the Securities and Exchange Commission on March 21, 2001; 1933 Act File No. 333-54770; 1940 Act File No. 811-05557.